LifeVantage Announces Financial Results for the
Second Quarter of Fiscal 2025

Salt Lake City, UT, February 5, 2025, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today reported financial results for its second fiscal quarter ended December 31, 2024.
Second Quarter Fiscal 2025 Summary*:
•Revenue of $67.8 million, an increase of 31.3% from the prior year period. Excluding the negative impact of foreign currency fluctuations, second quarter revenue was up approximately 31.9%;
•Revenue in the Americas increased 46.3%, and revenue in Asia/Pacific & Europe decreased 15.5%. Excluding the negative impact of foreign currency fluctuations, second quarter revenue in Asia/Pacific & Europe decreased approximately 13.7%;
•Net income per diluted share was $0.19, versus a loss of $0.05 per diluted share a year ago;
•Adjusted earnings per diluted share was $0.22, compared to $0.10 a year ago; and
•Adjusted EBITDA was $6.5 million compared to $3.1 million a year ago.
* All comparisons are on a year over year basis and compare the second quarter of fiscal 2025 to the second quarter of fiscal 2024, unless otherwise noted.
“Second quarter results were outstanding with year-over-year revenue growth exceeding 31% to a record $67.8 million, driven by tremendous demand for the MindBody GLP-1 System™ we introduced into the U.S. market in October, said Steve Fife, President and CEO of LifeVantage. “We also continued to deliver strong profitability metrics and growth in Active Accounts, which was equally impressive, up 25% sequentially in the Americas, as the number of enrollments surged to the highest level in five years. Across our business we’re seeing incredible momentum and the entire LifeVantage community of independent Consultants and customers is highly engaged. Mindbody significantly expands our addressable market with a unique weight management solution while also creating synergistic growth opportunities across our other core product lines. We are just at the beginning of this exciting journey and with a strong balance sheet and leverageable platform, are well positioned for long-term success.”
Second Quarter Fiscal 2025 Results
For the second quarter ended December 31, 2024, the Company reported revenue of $67.8 million, a 31.3% increase over the second quarter of fiscal 2024. Excluding the negative impact of foreign currency fluctuations, second quarter revenue was up 31.9%. Revenue in the Americas region for the second quarter of fiscal 2025 increased 46.3%, including a 48.8% increase in the United States. Revenue in the Asia/Pacific & Europe region decreased 15.5% and was negatively impacted by foreign currency fluctuations. On a constant currency basis, revenue in Asia/Pacific & Europe decreased approximately 13.7% for the three months ended December 31, 2024.
Gross profit for the second quarter of fiscal 2025 was $54.6 million, or 80.5% of revenue, compared to $40.6 million, or 78.6% of revenue, for the same period in fiscal 2024. The increase in gross profit margin was primarily due to a shift in product sales mix, lower inventory obsolescence expense, and lower inventory variance expenses.

Commissions and incentives expense for the second quarter of fiscal 2025 was $32.5 million, or 48.0% of revenue, compared to $21.8 million, or 42.1% of revenue, for the same period in fiscal 2024. The increase in commissions and incentives expenses as a percentage of revenue compared to the prior year period is due to higher qualifications within existing promotional and incentive programs and changes in the sales mix within our Active Accounts between our independent consultants and customers.
Selling, general and administrative (SG&A) expense for the second quarter of fiscal 2025 was $18.6 million, or 27.5% of revenue, compared to $20.1 million, or 38.9% of revenue, for the same period in fiscal 2024. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the second quarter of fiscal 2025 were $18.1 million, or 26.7% of revenue, compared to adjusted non-GAAP SG&A expenses for the second quarter of fiscal 2024 of $17.4 million, or 33.8% of revenue.
Operating income for the second quarter of fiscal 2025 was $3.4 million compared to operating loss of $1.3 million for the second quarter of fiscal 2024. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the second quarter of fiscal 2025 was $3.9 million compared to adjusted non-GAAP operating income of $1.4 million for the second quarter of fiscal 2024.
Net income for the second quarter of fiscal 2025 was $2.6 million, or $0.19 per diluted share, compared to a net loss of $0.7 million, or $0.05 per diluted share for the second quarter of fiscal 2024. Accounting for the non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the second quarter of fiscal 2025 was $3.0 million, or $0.22 per diluted share, compared to adjusted non-GAAP income of $1.4 million, or $0.10 per diluted share for the second quarter of fiscal 2024.
Adjusted EBITDA was $6.5 million for the second quarter of fiscal 2025, versus $3.1 million for the comparable period in fiscal 2024.
Balance Sheet & Liquidity
The Company generated $8.6 million of cash from operations during the first six months of fiscal 2025 compared to $6.5 million in the same period in fiscal 2024. Cash and cash equivalents at December 31, 2024 were $21.6 million, compared to $16.9 million at June 30, 2024, and there was no debt outstanding.
Share Repurchase
During the second quarter, the Company did not repurchase any shares of its common stock. Through the first six months of fiscal 2025, 0.1 million shares have been repurchased for an aggregate price of $1.1 million. There was approximately $19.3 million remaining under the current repurchase program authorization as of December 31, 2024.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.04 per common share. The dividend will be paid on March 17, 2025 to all stockholders of record at the close of business on March 3, 2025.
Fiscal Year 2025 Guidance
The Company expects revenue in the range of $235 million to $245 million in fiscal year 2025, up from the original guidance of $200 million to $210 million, adjusted EBITDA of $21 million to $24 million, up from $18 million to $21 million, and adjusted earnings per share in the range of $0.72 to $0.88, up from $0.70 to $0.80. The Company expects a full year tax rate of approximately 22% to 24%. This guidance reflects the current trends in the business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2025. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2025 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.

Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. or international callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, February 19, 2025, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13750382, or (412) 317-6671 from international locations, and entering confirmation code 13750382.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://investor.lifevantage.com/events-and-presentations or directly at https://viavid.webcasts.com/starthere.jsp?ei=1699720&tp_key=7be42f23a0. The webcast will be archived for approximately 30 days
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN), the Activation company, is a pioneer in nutrigenomics—the study of how nutrition and naturally occurring compounds can unlock your genes and the health coded within. Our products work with your unique biology and help your body make what it needs for health. The line of scientifically validated activators includes the flagship Protandim® family of products, TrueScience® Liquid Collagen, the newest MindBody GLP-1 System™, Activation-supporting nutrients such as Omega, D3+, and the Rise AM & Reset PM System®, as well as AXIO® nootropic energy drink mixes, the full TrueScience® line of skin and hair care products, and Petandim®, a pet supplement formulated to combat oxidative stress in dogs. Our independent Consultants sell our products to Customers and share the business opportunity with entrepreneurs seeking to begin their own business. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, expected financial performance, including revenue and margins, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contacts:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	December 31, 2024	June 30, 2024
ASSETS
Current assets
Cash and cash equivalents	$21,595	$16,886
Accounts receivable	2,087	2,949
Income tax receivable	—	313
Inventory, net	17,467	15,055
Prepaid expenses and other	4,641	2,443
Total current assets	45,790	37,646

Property and equipment, net	7,136	7,813
Right-of-use assets	8,915	9,569
Intangible assets, net	257	323
Deferred income tax asset	5,784	4,268
Other long-term assets	645	680
TOTAL ASSETS	$68,527	$60,299

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,757	$5,853
Commissions payable	7,944	6,569
Income tax payable	660	202
Lease liabilities	1,886	1,811
Other accrued expenses	11,302	7,874
Total current liabilities	27,549	22,309

Long-term lease liabilities	10,883	11,801
Other long-term liabilities	206	198
Total liabilities	38,638	34,308
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,550 and 12,510 issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	1	1
Additional paid-in capital	138,171	136,644
Accumulated deficit	(106,478)	(108,738)
Accumulated other comprehensive loss	(1,805)	(1,916)
Total stockholders’ equity	29,889	25,991
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$68,527	$60,299

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Revenue, net	$67,762	$51,624	$114,976	$102,988
Cost of sales	13,195	11,066	22,686	21,246
Gross profit	54,567	40,558	92,290	81,742

Operating expenses:
Commissions and incentives	32,525	21,754	52,830	44,227
Selling, general and administrative	18,614	20,065	33,462	38,027
Total operating expenses	51,139	41,819	86,292	82,254
Operating income (loss)	3,428	(1,261)	5,998	(512)

Other income (expense):
Interest income, net	130	108	189	276
Other income (expense), net	(469)	41	(520)	(47)
Total other income (expense)	(339)	149	(331)	229
Income (loss) before income taxes	3,089	(1,112)	5,667	(283)
Income tax benefit (expense)	(539)	456	(1,291)	256
Net income (loss)	$2,550	$(656)	$4,376	$(27)
Net income (loss) per share:
Basic	$0.21	$(0.05)	$0.36	$—
Diluted	$0.19	$(0.05)	$0.34	$—
Weighted-average shares outstanding:
Basic	12,211	12,612	12,166	12,574
Diluted	13,177	12,612	12,903	12,574

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended December 31,				Six Months Ended December 31,
(In thousands)	2024		2023		2024		2023
Americas	$57,154	84%	$39,065	76%	$94,046	82%	$77,580	75%
Asia/Pacific & Europe	10,608	16%	12,559	24%	20,930	18%	25,408	25%
Total	$67,762	100%	$51,624	100%	$114,976	100%	$102,988	100%

Active Accounts
(Unaudited)

	As of December 31,
	2024		2023		Change from Prior Year	Percent Change
Active Independent Consultants (1)
Americas	35,000	67%	32,000	63%	3,000	9.4%
Asia/Pacific & Europe	17,000	33%	19,000	37%	(2,000)	(10.5)%
Total Active Independent Consultants	52,000	100%	51,000	100%	1,000	2.0%

Active Customers (2)
Americas	80,000	85%	63,000	79%	17,000	27.0%
Asia/Pacific & Europe	14,000	15%	17,000	21%	(3,000)	(17.6)%
Total Active Customers	94,000	100%	80,000	100%	14,000	17.5%

Active Accounts (3)
Americas	115,000	79%	95,000	73%	20,000	21.1%
Asia/Pacific & Europe	31,000	21%	36,000	27%	(5,000)	(13.9)%
Total Active Accounts	146,000	100%	131,000	100%	15,000	11.5%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2024	2023	2024	2023
GAAP Net income	$2,550	$(656)	$4,376	$(27)
Interest income, net	(130)	(108)	(189)	(276)
Provision for income taxes	539	(456)	1,291	(256)
Depreciation and amortization	806	960	1,603	1,880
Non-GAAP EBITDA:	3,765	(260)	7,081	1,321
Adjustments:
Stock compensation expense	1,722	750	2,639	1,728
Other expense, net	469	(41)	520	47
Other adjustments(1)	518	2,640	662	3,986
Total adjustments	2,709	3,349	3,821	5,761
Non-GAAP Adjusted EBITDA	$6,474	$3,089	$10,902	$7,082

(1) Other adjustments breakout:
Nonrecurring proxy contest related expenses	$—	$2,640	$—	$3,886
Key management severance expenses	150	—	188	100
Executive team recruiting and transition expenses	368	—	474	—
Total adjustments	$518	$2,640	$662	$3,986

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2024	2023	2024	2023
GAAP Net income	$2,550	$(656)	$4,376	$(27)
Adjustments:
Nonrecurring proxy contest related expenses	—	2,640	—	3,886
Key management severance expenses	150	—	188	100
Executive team recruiting and transition expenses	368	—	474	—
Tax impact of adjustments(1)	(116)	(614)	(153)	(917)
Total adjustments, net of tax	402	2,026	509	3,069
Non-GAAP Net income:	$2,952	$1,370	$4,885	$3,042

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Diluted earnings per share, as reported	$0.19	$(0.05)	$0.34	$—
Total adjustments, net of tax(2)	0.03	0.15	0.04	0.23
Non-GAAP adjusted diluted earnings per share(3)	$0.22	$0.10	$0.38	$0.23

(1) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2024 and 2023, respectively.
(2) Non-GAAP Net income for the three and six months ended December 31, 2023 resulted in weighted average diluted shares outstanding of 13,221 and 13,082, respectively.
(3) May not add due to rounding.